Exhibit l(v)
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                                    FORM OF


                                            January 7, 2005




USAA Investment Trust
9800 Fredericksburg Road
San Antonio, TX 78288


Gentlemen:

         In connection with your sale to us on January 7, 2005 of ten (10) shares of capital stock representing interests in the Total Return Strategy Fund, we understand that: (i) your sale of the Shares to us is made in reliance on such sale being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and (ii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any resale or distribution of the shares or of any interest therein. We hereby agree that we will not sell, assign, or transfer the Shares or any interest therein, except upon repurchase or redemption by the Company, unless and until the Shares have been registered under the 1933 Act or you have received an opinion of your counsel indicating to your satisfaction that said sale, assignment or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder.

                                            Very truly yours,

                                            USAA INVESTMENT MANAGEMENT COMPANY



                                            By: _______________________________
                                                Christopher W. Claus
                                                President

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                              FORM OF SUBSCRIPTION


                                            January 7, 2005




TO:     Board of Trustees
        USAA Investment Trust
        9800 Fredericksburg Road
        San Antonio, TX  78288


Dear Sirs:

        The undersigned hereby subscribes to 10 shares of the Total Return Strategy Fund series, on January 7, 2005, with one cent par value, of USAA Investment Trust at a price of $10.00 per share for the Fund and agrees to pay therefore upon demand, cash in the amount of $100 to the named Fund.

                                Very truly yours,

                                            USAA INVESTMENT MANAGEMENT COMPANY




                                            By:
                                                ------------------------------
                                                Christopher W. Claus
                                                President

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